Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Monarch Financial Holdings, Inc. and Subsidiary

Chesapeake, Virginia

We consent to incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2011, with respect to the 2010 consolidated financial statements of Monarch Financial Holdings, Inc. and Subsidiary (the “Company”), which report appears in the December 31, 2011 Form 10-K/A (Amendment 1) of the Company, and to the reference to our firm under the heading “Experts”.

/s/ Dixon Hughes Goodman LLP (successor to Goodman and Company, LLP)

Norfolk, Virginia

April 27, 2012